Exhibit 21



                                                               Percentage of
                                            Place of        Outstanding Stock or
                                          Incorporation      Ownership Interest
Name of Subsidiary                       or Organization     Held by Registrant
------------------                       ---------------    --------------------


Cal-Maine Farms, Inc.                      Delaware                 100%

Southern Equipment Distributors, Inc.      Mississippi              100%

South Texas Applicators, Inc.              Delaware                 100%

Cal-Maine Partnership, Ltd.                Texas                     (1)

CMF of Kansas, LLC                         Delaware                  (2)


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(1)  Limited partnership in which Cal-Maine Foods, Inc. has a 1% General Partner interest and Cal-Maine Farms, Inc. has a 99% Limited Partner interest.

(2) Limited liability company of which Cal-Maine Foods, Inc. and Cal-Maine Farms, Inc. are members and have 99% and 1% interests, respectively.